Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Terrie A. Wiedenheft, President of Touchstone Strategic Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	12/1/2025	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft, President
(principal executive officer)

I, Terri A. Lucas, Controller and Treasurer of Touchstone Strategic Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	12/1/2025	/s/ Terri A. Lucas
Terri A. Lucas, Controller and Treasurer
(principal financial officer)